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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospects of Quovadx, Inc. for the registration of 201,794 shares of its common stock, and to the incorporation by reference therein of our report dated June 22, 2001, with respect to the financial statements of Confer Software, Inc. included in its Current Report (Form 8-K/A) dated on July 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

January 18, 2002
Denver, Colorado